FOR IMMEDIATE RELEASE	Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2024 RESULTS

COLUMBUS, Ohio, USA – August 1, 2024 – Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2024. Provided below are the highlights:

•Reported sales declined 4% compared with the prior year. In local currency, sales decreased 2% in the quarter as currency reduced sales growth by 2%.

•Net earnings per diluted share as reported (EPS) were $10.37, compared with $9.69 in the prior-year period. Adjusted EPS was $9.65, a decrease of 5% over the prior-year amount of $10.19. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Second Quarter Results
Patrick Kaltenbach, President and Chief Executive Officer, stated, “Our team continued to execute very well in the second quarter and delivered good Laboratory sales growth in Europe and the Americas. As expected, market conditions in China remained weak. We continue to benefit from our productivity and margin initiatives, which helped mitigate the impact of foreign exchange headwinds and supported better-than-expected financial results.”

GAAP Results
EPS in the quarter was $10.37, compared with the prior-year amount of $9.69. EPS included a one-time non-cash tax benefit of $1.07 per share.

Compared with the prior year, total reported sales declined 4% to $946.8 million. By region, reported sales increased 5% in Europe and 2% in the Americas and declined 16% in Asia/Rest of World. Earnings before taxes amounted to $243.2 million, compared with $263.4 million in the prior year.

Non-GAAP Results
Adjusted EPS was $9.65, a decrease of 5% over the prior-year amount of $10.19.

Compared with the prior year, total sales in local currency declined 2% as currency reduced sales growth by 2%. By region, local currency sales increased 6% in Europe and 2% in the Americas and declined 12% in Asia/Rest of World. Adjusted Operating Profit amounted to $284.1 million, compared with the prior-year amount of $307.7 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Six Month Results
GAAP Results
EPS was $18.60, compared with the prior-year amount of $18.15, and included the previously mentioned one-time non-cash tax benefit of $1.07 per share.

Compared with the prior year, total reported sales declined 2% to $1.873 billion. By region, reported sales increased 6% in Europe and 3% in the Americas and declined 14% in Asia/Rest of World. Earnings before taxes amounted to $463.7 million, compared with $490.0 million in the prior year.

Non-GAAP Results
Adjusted EPS was $18.53, a decrease of 2% over the prior-year amount of $18.82.

Compared with the prior year, total sales in local currency declined 1% as currency reduced sales growth by 1%. By region, local currency sales increased 6% in Europe and 2% in the Americas and declined 11% in Asia/Rest of World. Excluding the first quarter benefit from delayed fourth quarter 2023 shipments, year-to-date local currency sales declined 4%, including flat local currency sales in Europe and the Americas and a 12% decline in Asia/Rest of World. Adjusted Operating Profit amounted to $551.4 million, compared with the prior-year amount of $574.2 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook
Management cautions that market conditions are uncertain and could change quickly. Based on today's assessment, management anticipates local currency sales for the third quarter of 2024 will increase approximately 1%, and Adjusted EPS is forecast to be $9.90 to $10.05, representing growth of 1% to 3%. Included in the third quarter guidance is an estimated 1% headwind to Adjusted EPS growth due to adverse currency.

For the full year, management anticipates local currency sales in 2024 will increase approximately 2%, and Adjusted EPS is forecast to be in the range of $40.20 to $40.50, representing growth of approximately 6% to 8%. Included in the full year guidance is an estimated 2% headwind to Adjusted EPS growth due to adverse currency. This compares with previous local currency sales growth guidance of approximately 2% and Adjusted EPS guidance of $39.90 to $40.40.

The Company does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort the timing and amount of future restructuring and other non-recurring items.

Conclusion
Kaltenbach concluded, “Market conditions globally have remained soft, especially in China. However, we expect our local currency sales to return to growth in the second half of the year primarily due to easier comparisons, as well as execution of our Spinnaker sales and marketing program and leveraging our innovative product portfolio. We remain focused on continuing to strengthen our Company for the future and believe we are in an excellent position to continue to gain market share and deliver future growth.”

Other Matters
The Company will host a conference call to discuss its quarterly results tomorrow morning (Friday, August 2) at 7:30 a.m. Eastern Time. To listen to a live webcast or replay of the call, visit the investor relations page on the Company’s website at investor.mt.com. The presentation referenced on the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control, and manufacturing processes for customers in a wide range of industries including life sciences, food, and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Forward-Looking Statements Disclaimer
You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth, inflation, ongoing developments related to Ukraine, and the Israel-Hamas war. You can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue.”

We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, planned research and development efforts and product introductions, adequacy of facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, customer demand, our competitive position, pricing, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions, and the impact of inflation, ongoing developments related to Ukraine, and the Israel-Hamas war on our business.

Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including inflation, ongoing developments related to Ukraine, and the Israel-Hamas war. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	June 30, 2024		% of sales	June 30, 2023	% of sales

Net sales	$946,750	(a)	100.0	$982,117	100.0
Cost of sales	381,082		40.3	398,574	40.6
Gross profit	565,668		59.7	583,543	59.4

Research and development	45,771		4.8	47,245	4.8
Selling, general and administrative	235,796		24.9	228,594	23.3
Amortization	18,178		1.9	18,042	1.8
Interest expense	18,950		2.0	19,249	2.0
Restructuring charges	5,329		0.6	8,021	0.8
Other charges (income), net	(1,533)		(0.2)	(1,011)	(0.1)
Earnings before taxes	243,177		25.7	263,403	26.8

Provision for taxes	21,363		2.3	49,476	5.0
Net earnings	$221,814		23.4	$213,927	21.8

Basic earnings per common share:
Net earnings	$10.42			$9.75
Weighted average number of common shares	21,279,006			21,944,645

Diluted earnings per common share:
Net earnings	$10.37			$9.69
Weighted average number of common and common equivalent shares	21,392,550			22,080,602

Note:
(a)	Local currency sales decreased 2% as compared to the same period in 2023.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	June 30, 2024		% of sales	June 30, 2023	% of sales

Earnings before taxes	$243,177			$263,403
Amortization	18,178			18,042
Interest expense	18,950			19,249
Restructuring charges	5,329			8,021
Other charges (income), net	(1,533)			(1,011)
Adjusted operating profit	$284,101	(b)	30.0	$307,704	31.3

Note:
(b)	Adjusted operating profit decreased 8% as compared to the same period in 2023.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Six months ended			Six months ended
	June 30, 2024		% of sales	June 30, 2023	% of sales

Net sales	$1,872,699	(a)	100.0	$1,910,855	100.0
Cost of sales	758,898		40.5	780,746	40.9
Gross profit	1,113,801		59.5	1,130,109	59.1

Research and development	92,186		4.9	92,722	4.9
Selling, general and administrative	470,186		25.1	463,232	24.2
Amortization	36,406		1.9	35,821	1.9
Interest expense	38,182		2.0	37,433	2.0
Restructuring charges	14,993		0.8	12,295	0.6
Other charges (income), net	(1,876)		—	(1,407)	(0.1)
Earnings before taxes	463,724		24.8	490,013	25.6

Provision for taxes	64,401		3.5	87,660	4.5
Net earnings	$399,323		21.3	$402,353	21.1

Basic earnings per common share:
Net earnings	$18.70			$18.28
Weighted average number of common shares	21,358,339			22,013,662

Diluted earnings per common share:
Net earnings	$18.60			$18.15
Weighted average number of common and common equivalent shares	21,468,995			22,164,394

Note:
(a)	Local currency sales decreased 1% as compared to the same period in 2023.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Six months ended			Six months ended
	June 30, 2024		% of sales	June 30, 2023	% of sales

Earnings before taxes	$463,724			$490,013
Amortization	36,406			35,821
Interest expense	38,182			37,433
Restructuring charges	14,993			12,295
Other charges (income), net	(1,876)			(1,407)
Adjusted operating profit	$551,429	(b)	29.4	$574,155	30.0

Note:
(b)	Adjusted operating profit decreased 4% as compared to the same period in 2023.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2024	December 31, 2023

Cash and cash equivalents	$70,810	$69,807
Accounts receivable, net	634,710	663,893
Inventories	366,395	385,865
Other current assets and prepaid expenses	106,392	110,638
Total current assets	1,178,307	1,230,203

Property, plant and equipment, net	768,664	803,374
Goodwill and other intangible assets, net	933,513	955,537
Other non-current assets	368,680	366,441
Total assets	$3,249,164	$3,355,555

Short-term borrowings and maturities of long-term debt	$311,246	$192,219
Trade accounts payable	199,462	210,411
Accrued and other current liabilities	770,474	778,452
Total current liabilities	1,281,182	1,181,082

Long-term debt	1,746,638	1,888,620
Other non-current liabilities	374,106	435,791
Total liabilities	3,401,926	3,505,493

Shareholders’ equity	(152,762)	(149,938)
Total liabilities and shareholders’ equity	$3,249,164	$3,355,555

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Cash flow from operating activities:
Net earnings	$221,814	$213,927	$399,323	$402,353
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	12,351	12,194	24,873	24,217
Amortization	18,178	18,042	36,406	35,821
Deferred tax benefit	(1,774)	(2,368)	(3,837)	(1,766)
One-time non-cash discrete tax benefit	(22,982)	—	(22,982)	—
Other	4,541	4,195	9,263	8,222
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	25,378	20,821	4,447	(48,774)
Net cash provided by operating activities	257,506	266,811	447,493	420,073
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	668	412	668	412
Purchase of property, plant and equipment	(23,810)	(28,751)	(41,201)	(51,947)
Proceeds from government funding (a)	—	1,264	—	1,264
Acquisitions	(1,473)	—	(2,473)	(613)
Other investing activities	2,783	(15,837)	12,239	(14,414)
Net cash used in investing activities	(21,832)	(42,912)	(30,767)	(65,298)
Cash flows from financing activities:
Proceeds from borrowings	572,715	475,903	1,022,578	1,080,921
Repayments of borrowings	(598,912)	(455,215)	(1,017,192)	(958,731)
Proceeds from exercise of stock options	6,305	7,614	8,136	19,087
Repurchases of common stock	(212,499)	(250,000)	(424,998)	(499,999)
Acquisition contingent consideration payment	—	(5,626)	—	(5,626)
Other financing activities	(1,910)	(103)	(1,910)	(714)
Net cash used in financing activities	(234,301)	(227,427)	(413,386)	(365,062)

Effect of exchange rate changes on cash and cash equivalents	(754)	(1,983)	(2,337)	(2,105)

Net increase (decrease) in cash and cash equivalents	619	(5,511)	1,003	(12,392)
Cash and cash equivalents:
Beginning of period	70,191	89,085	69,807	95,966
End of period	$70,810	$83,574	$70,810	$83,574

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
Net cash provided by operating activities	$257,506	$266,811	$447,493	$420,073
Payments in respect of restructuring activities	5,966	5,415	15,680	7,398
Transition tax payment	10,723	8,042	10,723	8,042
Proceeds from sale of property, plant and equipment	668	412	668	412
Purchase of property, plant and equipment, net (a)	(23,810)	(24,907)	(41,201)	(44,815)
Acquisition payments (b)	—	4,775	—	4,775
Adjusted free cash flow	$251,053	$260,548	$433,363	$395,885
Notes:
(a) In September 2021, the Company entered into an agreement with the U.S. Department of Defense to increase the domestic production capacity of pipette tips and enhance manufacturing automation and logistics. The Company received funding of $35.8 million in prior years, which offset capital expenditures. During the three and six months ended June 30, 2023 the Company received funding proceeds of $1.3 million. During the three and six months ended June 30, 2023 the related purchase of property, plant and equipment of $3.8 million and $7.1 million, respectively, are excluded from Adjusted free cash flow.
(b) Includes $4.4 million of the PendoTECH contingent consideration payment that was reported in net cash provided by operating activities as required by U.S. GAAP for the three and six months ended June 30, 2023.

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Americas		Europe	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended June 30, 2024			2%		5%	(16)%		(4)%
Six Months Ended June 30, 2024			3%		6%	(14)%		(2)%

Local Currency Sales Growth
Three Months Ended June 30, 2024			2%		6%	(13)%		(2)%
Six Months Ended June 30, 2024			2%		6%	(11)%		(1)%
Note:

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Six months ended
	June 30,					June 30,
	2024		2023		% Growth	2024		2023		% Growth

EPS as reported, diluted	$10.37		$9.69		7%	$18.60		$18.15		2%

Purchased intangible amortization, net of tax	0.24	(a)	0.23	(a)		0.47	(a)	0.46	(a)
Restructuring charges, net of tax	0.20	(b)	0.29	(b)		0.56	(b)	0.45	(b)
Income tax expense	(1.16)	(c)	(0.02)	(c)		(1.10)	(c)	(0.24)	(c)

Adjusted EPS, diluted	$9.65		$10.19		(5)%	$18.53		$18.82		(2)%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $6.5 million ($5.0 million net of tax) and $6.7 million ($5.2 million net of tax) for the three months ended June 30, 2024 and 2023, and of $13.1 million ($10.1 million net of tax) and $13.3 million ($10.3 million net of tax) for the six months ended June 30, 2024 and 2023, respectively.

(b)		Represents the EPS impact of restructuring charges of $5.3 million ($4.3 million after tax) and $8.0 million ($6.5 million after tax) for the three months ended June 30, 2024 and 2023, and $15.0 million ($12.1 million after tax) and $12.3 million ($10.0 million after tax) for the six months ended June 30, 2024 and 2023, respectively, which primarily include employee related costs.
(c)		Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three and six months ended June 30, 2024 and 2023 due to the timing of excess tax benefits associated with stock option exercises. Also includes a reported EPS reduction of $1.07 for the three and six months ended June 30, 2024 for the one-time non-cash discrete tax benefit resulting from the reduction of uncertain tax position liabilities related to the settlement of a tax audit.